Exhibit 99.1

For more information, contact:

Investor Relations	Media Contact
Stan Kovler	Amy Aylward
919/595-4196	603/952-5138
Investor_relations@extremenetworks.com	pr@extremenetworks.com

Extreme Networks Provides Detailed Full Fiscal Year 2026 Financial Outlook

Morrisville, NC, November 10, 2025 -- Extreme Networks, Inc. (“Extreme”) (Nasdaq: EXTR) today in conjunction with its Investor Day presentation updated financial guidance for its full fiscal year 2026 ending June 30, 2026.

Business Outlook:

Extreme reaffirms its fiscal second quarter 2026 business outlook issued on October 29, 2025. In addition, Extreme is providing a more detailed outlook for the full year 2026 based on current expectations. The following statements are forward-looking, and actual results could differ materially based on various factors, including market conditions and the factors set forth under “Forward-Looking Statements” below.

For its full fiscal year 2026, ending June 30, 2026, the Company is targeting:

(in millions, except percentages and per share information)	Low-End	High-End
FY'26 Guidance – GAAP
Total net revenue	$1,247.0	$1,264.0
Gross margin	61.3%	61.7%
Operating margin	4.3%	4.6%
Earnings per share- diluted	$0.28	$0.32
Diluted Shares outstanding used in calculation GAAP EPS	135.6	135.6

FY'26 Guidance – Non-GAAP
Total net revenue	$1,247.0	$1,264.0
Gross margin	61.9%	62.3%
Operating margin	14.6%	14.8%
Earnings per share- diluted	$0.99	$1.02
Diluted shares outstanding used in calculating non-GAAP EPS	135.6	135.6

The following table shows the GAAP to non-GAAP reconciliation for full fiscal year 2026 guidance:

	FY'26
	Gross Margin	Operating Margin	Earnings per Share
GAAP	61.3% - 61.7%	4.3% - 4.6%	$0.28 - $0.32
Estimated adjustments for:
Share-based compensation	0.5%	7.2% - 7.3%	0.68
Amortization of product intangibles	0.1%	0.1%	0.01
Amortization of non-product intangibles	—	0.1%	0.01
Amortization of cloud computing implementation costs	—	0.5%	0.04
Restructuring and related charges	—	0.1%	0.01
Litigation charges	—	0.7%	0.06
System transition cost	—	1.5%	0.14
Tax adjustment	—	—	(0.24) - (0.25)
Non-GAAP*	61.9% - 62.3%	14.6% - 14.8%	$0.99 - $1.02

*The total of percentage rate changes may not equal the total change in all cases due to rounding.

About Extreme:

Extreme Networks, Inc. (EXTR) is a leader in AI-powered cloud networking, focused on delivering simple and secure solutions that help businesses address challenges and enable connections among devices, applications, and users. We push the boundaries of technology, leveraging the powers of artificial intelligence, analytics, and automation. Tens of thousands of customers globally trust our AI-driven cloud networking solutions and industry-leading support to enable businesses to drive value, foster innovation, and overcome extreme challenges. For more information, visit Extreme's website at https://www.extremenetworks.com/ or LinkedIn, YouTube, X (Formerly Twitter), Facebook or Instagram

Extreme Networks, ExtremeCloud, Extreme Platform ONE, and the Extreme Networks logo, are trademarks of Extreme Networks, Inc. or its subsidiaries in the United States and/or other countries. Other trademarks shown herein are the property of their respective owners.

Non-GAAP Financial Measures:

Extreme provides all financial information required in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company is providing with this press release non-GAAP gross margin, non-GAAP operating margin and non-GAAP earnings per diluted share. In preparing non-GAAP information, the Company has excluded, where applicable, the impact of share-based compensation, amortization of intangibles, amortization of cloud computing implementation costs, system transition costs, litigation charges and the tax effect of non-GAAP adjustments. The Company believes that excluding these items provides both management and investors with additional insight into its current operations, the trends affecting the Company, the Company's marketplace performance, and the Company's ability to generate cash from operations. Please note the Company’s non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information the Company presents should be considered in conjunction with, and not as a substitute for, the Company’s GAAP financial information.

The Company has provided a non-GAAP reconciliation of the results for the periods presented in this release, which are adjusted to exclude certain items as indicated. These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company’s ongoing performance as a business. Extreme uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Forward-Looking Statements:

This press release contains ‘forward-looking statements’ within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding our outlook, targets, and guidance; our expectations regarding demand, product adoption, competitive dynamics, revenues, margins, cash flow and other operating or financial results; and our plans, objectives and assumptions. These forward-looking statements speak only as of the date of this release. There are several important factors that could cause actual results and other future events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, risks related to global macroeconomic, industry and business trends; variability in demand, sales cycles and pipeline conversion; the Company’s failure to achieve targeted financial metrics; a highly competitive business environment for network switching equipment and cloud management of network devices; the Company’s effectiveness in controlling expenses; the possibility that the Company might experience delays in the development or introduction of new technology and products; customer response to the Company’s new technology and products; risks related to pending or future litigation; political and geopolitical factors, including the possible impact of tariffs and changes to U.S. tax regulations; and a dependency on third parties for certain components and for the manufacturing of the Company’s products.

For more information about factors that could cause actual results and other future events to differ materially from those suggested or indicated by such forward-looking statements, see “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2025, Quarterly Reports on Form 10-Q for the quarters ended September 30, 2025, and other documents of the Company on file with the Securities and Exchange Commission (available at www.sec.gov). As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and the Company’s financial condition and results of operations could be materially adversely affected. Except as required under the U.S. federal securities laws and the rules and regulations of the Securities and Exchange Commission, Extreme disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

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